                                                                   Exhibit 10.05


                                US$15,000,000 and

                                Baht 400,000,000

                         ONSHORE BILL DISCOUNT FACILITY

                              Dated March 12, 1998

                                     Between

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                  (the Company)

                                       and

                            BANQUE NATIONALE DE PARIS

                            (the Agent and Arranger)

                                       and

                          THE BANKS herein referred to


                               SHEARMAN & STERLING
                                    SINGAPORE

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
      SECTION 1.01 Defined Terms.............................................. 1
      SECTION 1.02  Construction.............................................. 9
      SECTION 1.03  Computation of Time Periods...............................10

                                   ARTICLE II
                    THE FACILITY AND CONDITIONS PRECEDENT TO
                        GRANT OF FINANCIAL ACCOMMODATION

      SECTION 2.01 Grant of Facility..........................................10
      SECTION 2.02. Condition Precedent Documents.............................10

                                  ARTICLE III
                               FUNDING PROVISIONS

      SECTION 3.01 Request for Payments.......................................10
      SECTION 3.02  Making Payments...........................................11
      SECTION 3.03  Maximum Amount............................................11
      SECTION 3.04  Notices Irrevocable.......................................11
      SECTION 3.05  Termination or Reduction of the Commitments...............12
      SECTION 3.06  Banks' Obligations Several................................12
      SECTION 3.07  Each Bank's Participation.................................12
      SECTION 3.08  Payment by Thai Offtakers.................................12
      SECTION 4.01  Computations..............................................12
      SECTION 4.02  Discount Period...........................................12
      SECTION 4.03  Payments to the Agent.....................................13
      SECTION 4.04  Payments by the Agent.....................................13
      SECTION 4.05  Notice to Banks...........................................13
      SECTION 4.06  Clawback..................................................13

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01  On Signing................................................14

                                   ARTICLE VI
                                   INDEMNITY

      SECTION 6.01  Indemnity.................................................15
      SECTION 6.02  Costs and Expenses........................................16
      SECTION 6.03  Banks' Liabilities for Costs..............................17


                                      (i)

                                                                           Page
                                                                           ----
      SECTION 6.04  Survival..................................................17

                                  ARTICLE VII
                                   COVENANTS

      SECTION 7.01  Further Assurances........................................17
      SECTION 7.02  Affirmative Covenants.....................................17
      SECTION 7.03  Negative Covenants........................................18
      SECTION 7.04  Reporting Requirements....................................18

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

      SECTION 8.02  Notice....................................................21

                                   ARTICLE IX
                                    SHARING
      SECTION 9.01  Redistribution of Payments................................21
      SECTION 9.02  Repayable Recoveries......................................22

                                   ARTICLE X
                                      FEES
      SECTION 10.01  Fees.....................................................22

                                   ARTICLE XI
                                INCREASED COSTS

      SECTION 11.01  Increased Costs, Etc.....................................22
      SECTION 11.02  Taxes....................................................23
      SECTION 11.03  Certificates.............................................23

                                  ARTICLE XII
                               AGENCY PROVISIONS

      SECTION 12.01  Appointment of the Agent.................................24
      SECTION 12.02  Agent's Discretions......................................24
      SECTION 12.03  Agent's Obligations......................................25
      SECTION 12.05  Indemnification..........................................25
      SECTION 12.06  Exclusion of Liabilities.................................25
      SECTION 12.07  No Actions...............................................26
      SECTION 12.08  Business with any Transaction Party......................26
      SECTION 12.09  Resignation..............................................26
      SECTION 12.10  Successor Agent..........................................26
      SECTION 12.11  Rights and Obligations...................................26
      SECTION 12.12  Own Responsibility.......................................26
      SECTION 12.13  Agency Division Separate.................................27
      SECTION 12.14  Confidential Information.................................27
      SECTION 12.15  Safe Custody.............................................27


                                      (ii)

      SECTION 12.16  Delegation...............................................27

                                  ARTICLE XIII
                           ASSIGNMENTS AND TRANSFERS

      SECTION 13.01  Binding Agreement........................................28
      SECTION 13.02  No Assignments and Transfers by the Company..............28
      SECTION 13.03  Assignments and Transfers by Banks.......................28
      SECTION 13.04  Assignments by Banks.....................................28
      SECTION 13.05  Transfers by Banks.......................................28
      SECTION 13.06  Transfer Fees............................................29
      SECTION 13.07  Disclosure of Information................................29
      SECTION 14.01  Amendment Procedures.....................................29
      SECTION 14.02  Amendment Costs..........................................30

                                   ARTICLE XV
                                 MISCELLANEOUS

      SECTION 15.01  Amendments, Etc..........................................30
      SECTION 15.02  Notices, Etc.............................................30
      SECTION 15.03  No Waiver, Remedies......................................30
      SECTION 15.04  Right of Set-off.........................................31
      SECTION 15.05  Execution in Counterparts................................31
      SECTION 15.06  Jurisdiction, Etc........................................31
      SECTION 15.07  Governing Law............................................31
      SECTION 15.08  Service of Process.......................................31


                                     (iii)

                    ON SHORE BILL DISCOUNT FACILITY AGREEMENT

            This ONSHORE BILL DISCOUNT FACILITY AGREEMENT dated March 12, 1998 is made between Nakornthai Strip Mill Public Company Limited (the "Company"), Banque Nationale de Paris as agent (the "Agent") and as arranger (the "Arranger"), and each of the banks and financial institutions listed in Appendix 2 (the "Banks")

WHEREAS:

            (1) The Company proposes to enter into certain offtake agreements pursuant to which the Thai counterparty will purchase steel products from and make payment in respect thereof to the Company;

            (2) The Company has arranged with the Thai Offtakers to draw Bills of Exchange (the Face Amount of which will correspond to an amount due under an Offtake Agreement) upon the Thai Offtakers, in favour of the Banks as payee;

            (3) Upon acceptance of such Bills of Exchange by the Thai Offtakers and delivery thereof to the Agent, the Banks will advance the Discounted Amount of such Bills of Exchange to the Company.

            NOW, IT IS HEREBY AGREED as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01 Defined Terms. Unless the context otherwise requires, the following terms shall have the following meanings when used in this
Agreement:

            "Agent" means Banque Nationale de Paris, acting through its Bangkok branch or any successor as agent of the Banks hereunder.

            "Agent Bangkok Account" means the account so designated by the Agent in a written notice to the Company.

            "Applicable Margin" means the percentage per annum as set forth below:

            (i) in respect of Tranche A Payments, 2.50%; and

            (ii) in respect of Tranche B Payments, 1.50%;

            provided always that so long as any Event of Default attributable to the Company, an Offtaker accepting a Bill of Exchange or a Satisfactory Thai Guarantor guaranteeing a Bill of Exchange is continuing the Applicable Margin applying to the relevant Bill of Exchange shall be the sum of 2.00% and the percentage identified in
            (i) and (ii) above, respectively.

            "Arranger" means Banque Nationale de Paris, acting through its New York branch.

            "Authorised Director" means in relation to the Company, a director of the Company who has been duly authorised, whether alone or jointly with one or more Authorised Directors, to bind the Company and who has been duly registered as such by the Commercial Registration Department, Ministry of Commerce, Thailand, including any person duly authorised to bind the Company under a power of attorney duly executed by the Authorised Directors.

            "Baht" means the lawful currency of Thailand.

            "Bank" means any of those banks listed in Appendix 2 and their respective successors and any permitted transferees or assignees and "Banks" shall be construed accordingly.

            "Bill of Exchange" means a bill of exchange in the form of Exhibit 2 drawn by the Company and accepted by a Thai Offtaker naming the Agent in its capacity as agent for and on behalf of itself and the Banks as payee.

            "Business Day" means a day of the year on which banks are not required or authorised by law to close in New York City, London, Singapore or Bangkok.

            "Change in Control" means (i) any sale or transfer or other disposition by any US Investor of 20% or more of its shareholding in the Company (excluding transfers between the US Investors); or (ii) the US Investors ceasing in the reasonable opinion of the Agent to maintain operational control of or to manage the Company pursuant to the Management Agreement or otherwise or the Management Agreement ceasing to be in full force and effect with the parties thereto as at the date of execution thereof.

            "Commitment" means a Tranche A Commitment or a Tranche B Commitment, as the case may be, as the same may be reduced or terminated in accordance with the provisions hereof.

            "Cost of Funds" means the rate determined by the Agent in respect of any Discount Period as the Banks' cost of funds in Baht for the same period as that Discount Period including such additional interest necessary to compensate the Banks for any additional amounts required to be paid by the Banks as a result of any withholding taxes required under Thai law or any special business tax payable by the Banks.

            "Discounted Amount" means in relation to any Bill of Exchange, the net present value on the Payment Date of the Face Amount of the Bill of Exchange as calculated by the Agent applying the applicable Discount Rate for the applicable Discount Period.

            "Discount Period" means, in respect of a Bill of Exchange, the period commencing on the Payment Date proposed in respect of such Bill of Exchange and ending on the Maturity Date of such Bill of Exchange.

            "Discount Rate" means

                  (i) in respect of a Tranche A Payment the sum of (a) the Banks' Cost of Funds; and (b) the Applicable Margin; and

                  (ii) in respect of a Tranche B Payment, the sum of (a) SIBOR;
            and (b) the Applicable Margin,

            in each case after taking into account any adjustment required pursuant to the terms of Sections 11.01 and 11.02.

            "Encumbrance" means any mortgage, charge, pledge, lien, encumbrance, right of set off, assignment by way of security, retention of title or any security interest whatsoever or any agreement or arrangement having the effect of conferring security or a preferential arrangement howsoever created or arising.

            "Equity Investors" means Steel Dynamics, Inc, Enron Capital and Trade Resources, McDonald & Company Securities, Inc., Quantum Emerging Group Fund, the State of Wisconsin Investment Board and John Hancock Mutual Life Insurance Company.

            "Event of Default" means any of the events described in Section
      8.01.

            "Face Amount" means in respect of a Bill of Exchange, the amount specified therein as being payable on the Maturity Date.

            "Facility" means the Tranche A Facility or the Tranche B Facility, as the case may be.

            "Facility Office" means, in relation to the Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

            "Final Maturity Date" means 31 December 2000.

            "Guarantee" means a guarantee from a Satisfactory Thai Guarantor in favour of the Agent acting for and on behalf of itself and the Banks guaranteeing the obligations of a Thai Offtaker substantially in the form of Exhibit 3 hereto.

            "Initial Payment" means the first Payment made by the Banks to the Company hereunder.

            "Insolvency Event" means

            (i) in relation to any person, in any jurisdiction, the passing of any resolution by its directors (or an equivalent executive body) or by its shareholders, the taking of any irrevocable proceedings by such person for, or the convening of a meeting by such person to consider, or the advertising of a petition, or the giving of any judgment, the making of any order or direction by any judicial, governmental or official authority or agency or any kind in any jurisdiction for, or in respect of:

                  (a) the bankruptcy, liquidation or dissolution of such person or any termination of its independent corporate existence (whether by merger or otherwise);

                  (b) the appointment of any liquidator, trustee, administrator, administrative receiver, receiver or similar officer in respect of such person;

                  (c) the vesting, taking possession or assumption of all or substantially all of the assets, or the control management or supervision of the affairs, of such person by any such authority or agency, any officer of, or any person appointed by or representing, any such authority or agency, or any of the creditors of such person or any person appointed by, or representing, any such creditor;

                  (d) any moratorium, composition, re-scheduling,
            re-organisation, scheme or other arrangement with, or involving, or assignment for the benefit of, the creditors of such person or any class of them;

                  (e) the subjecting of such person to, or the obtaining of any relief for such person under, any laws relating to insolvency;

                  (f) any formal admission by or on behalf of such person or any judgement, order, declaration or finding by or on behalf of any such authority or agency that such person is insolvent or is unable, or has ceased, to pay its debts as they become due; or

                  (g) any other event the occurrence of which has the same or a substantially similar effect in any jurisdiction to any of the foregoing; or

            (ii) any Thai Offtaker or Guarantor communicating to the Company, in writing signed by a duly authorised individual (a certified true copy having been delivered to the Agent), that such Thai Offtaker or Guarantor is financially unable to pay a Bill of Exchange.

            "Majority Banks" means at any time, Banks whose Commitments then total more than 662/3% of the Commitments of all the Banks.

            "Management Agreement" has the meaning ascribed to it in the Offering Memorandum.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Transaction Party.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Transaction Party, (b) the rights and remedies of the Agent and/or the Banks under any Transaction Document or
      (c) the ability of any Transaction Party to perform its obligations under any Transaction Document to which it is or is to be a party.

            "Maturity Date" means, in respect of a Bill of Exchange, the date on which the relevant Bill of Exchange becomes payable as specified therein.

            "Offering Memorandum" means the Offering Memorandum dated March 2, 1998 distributed in connection with the offering of the Senior Notes and Senior Subordinated Notes.

            "Offshore Banks" means those banks which are party to the Offshore Facility Agreement.

            "Offshore Commitments" means at any time the aggregate of the commitments at that time of the Offshore Banks under the Offshore Facility Agreement.

            "Offshore Facility" means the offshore bill discount facility provided to the Company under the Offshore Facility Agreement.

            "Offshore Facility Agreement" means the syndicated offshore bill discount facility agreement of even date herewith entered into by the Company, Banque Nationale de Paris as agent and the banks identified therein.

            "Offshore Outstanding Payments" means the Outstanding Payments (as defined in the Offshore Facility Agreement) under the Offshore Facility.

            "Offtake Agreement" means any agreement for the purchase of steel products between the Company and a Thai Offtaker and "Offtake Agreements" shall be construed accordingly.

            "Other Taxes" has the meaning ascribed to it in Section 11.02(b).

            "Outstanding Payment" means any Payment in respect of which the corresponding Bill of Exchange has not been fully satisfied and discharged (and the amount paid in respect of such satisfaction and discharge has not been returned).

            "Payment" means a Tranche A Payment or a Tranche B Payment, as the case may be.

            "Payment Date" means the Business Day on which a Payment is made by the Banks to the Company in accordance with Article III hereof.

            "Potential Event of Default" means an event which with the passage of time, the giving of notice, the making of a determination or any combination thereof shall constitute an Event of Default.

            "Private Placement" has the meaning ascribed to it in the Offering Memorandum.

            "Project" means the development, construction, operation, management, maintenance and financing of a thin-slab cold flat-rolled steel mini-mill located in Chonburi, Thailand.

            "Related Documents" means the Offering Memorandum, the Senior Notes, the Senior Guaranty, the Senior Subordinated Notes, the Senior Subordinated Guaranty, the New Credit Facility, the Bank Credit Facility, the Indentures, the Security Documents and each Project Document, in each case as defined in the Offering Memorandum.

            "Request for Payment" means a request for a Payment submitted in accordance with Article II and substantially in the form of Exhibit 1 hereto.

            "Revenue Account" means the account of the Company maintained with The Chase Manhattan Bank, Bangkok, or such other account as the Company and the Agent may from time to time designate as the "Revenue Account".

            "Satisfactory Thai Guarantor" means any Thai bank or financial institution designated as such by the Agent from time to time in its sole discretion provided that on notice to the Company, the Agent may at any time designate an additional Thai bank or financial institution as a Satisfactory Thai Guarantor or designate any Satisfactory Thai Guarantor as no longer constituting a Satisfactory Thai Guarantor.

            "Senior Notes" has the meaning ascribed to it in the Offering Memorandum.

            "Senior Subordinated Notes" has the meaning ascribed to it in the Offering Memorandum.

            "SIBOR" means in relation to any Payment , on any day during any period by reference to which the Discount Rate is to be calculated thereon, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if necessary to the nearest whole multiple of one-sixteenth of one per cent.) of the respective rates of each of the banks whose rates appear on the screen page designated "SIBO" (or the equivalent successor to such page) published or reported by Reuters Limited on the Reuters monitor screen as the rate at which it is offering deposits in US Dollars for a period comparable to that for which such rate is to be determined in the Singapore interbank market at or about 11.00 a.m. on the second Business Day before the proposed Payment Date provided that if (a) for any such period only one or no banks have a quotation of SIBOR appearing on such screen or (b) the rate determined as SIBOR as aforesaid is, in the opinion of the Agent, manifestly incorrect, then SIBOR, in relation to any such period, shall be the rate quoted by the Agent for deposits in dollars in an amount comparable to the amount of the Payment for such period at or about 11.00 a.m. on the second Business Day prior to the proposed Payment Date.

            "Solvent" means with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature and
      (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" means in relation to a company or corporation, any company or corporation:

            (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

            (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

            (c) which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

            "Taxes" has the meaning ascribed to it in Section 11.02(a).

            "Thailand" means the Kingdom of Thailand and any relevant political sub-division of it or in it, including any relevant government agency thereof.

            "Thai Offtaker" means a purchaser of steel from NSM located in and organised and existing pursuant to the laws of Thailand, whose obligations as an acceptor under a Bill of Exchange are guaranteed by a Satisfactory Thai Guarantor.

            "Total Commitments" at any time means the sum of the Commitments of each of the Banks at that time.

            "Tranche A Commitment" means in relation to a Bank, the amount in Thai Baht set opposite its name in Appendix 2 for the Tranche A Facility, or as applicable, the amount set out in a Transfer Certificate for such Bank, in any case to the extent not reduced or cancelled hereunder.

            "Tranche B Commitment" means in relation to a Bank, the amount in USDollars set opposite its name in Appendix 2 for the Tranche B Facility, or as applicable, the amount set out in a Transfer Certificate for such Bank, in any case to the extent not reduced or cancelled hereunder.

            "Tranche A Facility" means the facility provided by the Banks to the Company and described in Section 2.01(a).

            "Tranche B Facility" means the facility provided by the Banks to the Company and described in Section 2.01(b).

            "Tranche A Payment" means the Baht Discounted Amount of a Baht denominated Bill of Exchange that has been accepted by a Thai Offtaker, advanced in accordance with Article III.

            "Tranche B Payment" means the US Dollar Discounted Amount of a US Dollar denominated Bill of Exchange accepted by a Thai Offtaker, advanced in accordance with Article III.

            "Transaction Documents" means (i) this Agreement; (ii) each Bill of Exchange; (iii) (for so long as any Satisfactory Thai Guarantor is a Transaction Party) the relevant Guarantee; (iv) any agreement entered into between the Company and the Agent including with respect to the payment of fees or other amounts relating to the Facility including the fee letter contemplated by Section 10.01(b).

            "Transaction Party" means the Company any Thai Offtaker and any Satisfactory Thai Guarantor, provided that where any such party other than the Company has no outstanding obligations under any Bill of Exchange and no actual or contingent obligations under a Guarantee, the Company may by written notice to the Agent remove such party as a Transaction Party for the purposes hereof, whereupon such party shall be deemed not to be a Transaction Party.

            "Transfer Certificate" means a certificate substantially in the form set out in Exhibit 4 signed by a Bank and a Transferee whereby:

            (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Section 13.03; and

            (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Section 13.05.

            "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

            "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

            "US Dollar or US$" means the lawful currency of the United States.

            "US Investor" means Steel Dynamics, Inc., Enron Capital and Trade Resources and McDonald & Company Securities, Inc.

            SECTION 1.02 Construction.

            (a) Each reference to any contract or agreement is to the relevant contract or agreement and any schedules and annexes to the relevant contract or agreement as the same may be amended, varied, supplemented or novated from time to time;

            (b) Headings are for ease of reference only and are to be ignored in construing this Agreement; and

            (c) A reference:

                        (i) to a person shall, as the context requires, include
            an individual, partnership, body corporate, unincorporated association or state, governmental or quasi-governmental entity or agency;

                        (ii) in one gender shall, as the context requires,
            include the other genders;

                        (iii) to a "month" is a reference to a period starting
            on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if such period starts on the last day in a calendar month or there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in such later calendar month;

                        (iv) to "assets" includes properties, revenues and
            rights of every description present, future and contingent;

                        (v) to a statute shall be construed as a reference to
            such statute as the same may have been, or from time to time be, amended or re-enacted; and

                        (vi) to a word importing the singular shall include the
            plural and vice versa.

                        (vii) the "equivalent" on any given date in one currency
            (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

                        (viii) to "including" shall be construed as a reference
            to "including without limitation"; and

                        (ix) to a "law" includes common or customary law and any
            constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed);

                        (x) "VAT" shall be construed as a reference to value
            added tax including any goods and services or similar tax which may be imposed from time to time.

            SECTION 1.03 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II
                    THE FACILITY AND CONDITIONS PRECEDENT TO
                        GRANT OF FINANCIAL ACCOMMODATION

            SECTION 2.01 Grant of Facility. The Banks grant to the Company, upon the terms and subject to the conditions hereof, an onshore bills of exchange discount facility in the following aggregate amounts:

            (a) in respect of the Tranche A Facility, Thai Baht 400,000,000

            (b) in respect of the Tranche B Facility, US$15,000,000.

            SECTION 2.02. Condition Precedent Documents. Save as the Agent (acting on the instructions of the Majority Banks) may otherwise agree, the Company may not deliver any Request for Payment hereunder unless the Agent has confirmed to the Company that it has received all of the documents referred to in Part 1 of Appendix 1 and that each is, in form and substance, satisfactory to the Agent and that all other conditions referred to therein have been met, to the satisfaction of the Agent.

                                   ARTICLE III
                               FUNDING PROVISIONS

            SECTION 3.01 Request for Payments. A Payment will be made by the Banks to the Company in respect of a Bill of Exchange if:

            (a) four Business Days before the proposed date for the making of such Payment, the Agent has received from the Company a Request for Payment;

            (b) the proposed date for the making of such Payment is a Business Day which falls on or before the day which is 60 days prior to the Final Maturity Date;

            (c) the proposed date for the making of such Payment is not less than five Business Days after the date upon which the previous Payment (if any) was made hereunder;

            (d) the proposed amount of such Payment is less than or equal to the amount of the Total Commitments less the Outstanding Payments;

            (e) (i) the Event of Default described in Section 8.01 (a) shall not have occurred and be continuing; and (ii) no other Event of Default or Potential Event of Default has occurred on and as of the proposed date for the making of such Payment and is attributable to the Thai Offtaker accepting the Bill of Exchange to which such Payment relates or a Satisfactory Thai Guarantor guaranteeing payment of such Bill of Exchange; and

            (f) four Business Days before the proposed Payment Date, the Agent has received all of the documents referred to in Part 2 Appendix 1 and each is, in form and substance, satisfactory to the Agent and all other conditions referred to therein have been met, to the satisfaction of the Agent. The Company may furnish such documents to the Agent in facsimile form provided that the originals shall have been furnished no later than two Business Days before the proposed Payment Date.

            SECTION 3.02 Making Payments. Subject to Section 3.01 the Banks shall, on the .Payment Date, advance the Discounted Amount of the relevant Bill of Exchange to the Company by crediting the Discounted Amount to the Revenue Account.

            SECTION 3.03 Maximum Amount. (a) The sum of the US Dollar equivalent of all Outstanding Payments plus all Offshore Outstanding Payments made under both Facilities and the Offshore Facility shall at no time exceed the Offshore Commitments;

            (b) the sum of all Outstanding Payments made under the Tranche A Facility shall at no time exceed the sum of all Bank Commitments for the Tranche A Facility;

            (c) the sum of all Outstanding Payments made under the Tranche B Facility shall at no time exceed the sum of all Bank Commitments under the Tranche B Facility; and the Company shall not be entitled to make a Request for Payment either hereunder or under the Offshore Facility Agreement, and the Banks and the Offshore Banks shall have no obligation to make a Payment, that would result in any of the above limits being exceeded.

            SECTION 3.04 Notices Irrevocable. Each Request for Payment shall be irrevocable and binding on the Company. The Company shall indemnify the Agent and the Banks against any loss, cost or expense incurred by the Agent or the Banks as a result of any failure to fulfill on or before the date specified in such Request for Payment the applicable conditions referred to in Section 2.02 and Section 3.01(f), including, without limitation, any loss (not including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund the Payment to be made by the Banks when such Payment, as a result of such failure, is not made on such date.

            SECTION 3.05 Termination or Reduction of the Commitments. The Company may, upon at least five business Days' notice to the Agent, terminate in whole or reduce in part the unused portions of the Commitments in respect of a Facility provided, however, that each partial reduction of such Facility shall be in a minimum amount of $5,000,000 (or the Baht equivalent) and an integral multiple thereof. Any such termination shall be irrevocable and no such Commitment terminated or reduced may be reinstated. Any such reduction in part of the Total Commitments shall reduce each Bank's commitment in the proportion borne by the amount of the reduction to the sum of all Bank commitments immediately prior thereto.

            SECTION 3.06 Banks' Obligations Several. The obligations of each Bank hereunder are several and the failure by any Bank to perform its obligations hereunder shall not affect the obligations of the Company towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder. The failure of any Bank (the "Failing Bank") to make its portion of a Payment available shall not relieve the other Banks of the obligation to make their portion of the Payment. The aggregate of the amounts due to each Bank at any time is a separate and independent debt and each Bank shall have the right to protect and enforce its rights hereunder and it shall not be necessary (except as otherwise provided herein) for any other Bank or the Agent to be joined as an additional party to any proceedings to this end.

            SECTION 3.07 Each Bank's Participation. Each Bank will participate through its Facility Office in each Payment made pursuant to this Agreement in the proportion borne by its Commitment in respect of the relevant Facility to the aggregate of all Commitments for that Facility immediately prior to the making of that Payment.

            SECTION 3.08 Payment by Thai Offtakers. Each Bill of Exchange shall require that the Face Amount thereof be paid in full to the Agent Bangkok Account or such other account as may be designated by the Agent for such purpose in accordance with the terms of the relevant Bill of Exchange on the Maturity Date as specified therein. Such Payment shall be for value in the relevant currency without withholding, set-off or counterclaim. ARTICLE IV COMPUTATIONS AND PAYMENTS

            SECTION 4.01 Computations. The computation by the Agent of any Discounted Amount shall be on the basis of a year of 360 days, and the actual number of days occurring in the relevant Discount Period. Each determination by the Agent in the context of the calculation of a Discounted Amount (including any Discount Rate) shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.02 Discount Period. The duration of each Discount Period shall be as specified in the Request for Payment being either 30 days or 60 days and equal to the period to maturity of the Bill of Exchange in consideration for which the Payment is made, provided that no Discount Period shall end on a date which falls after the Final Maturity Date. Where any Discount Period would otherwise end on a day other than a Business Day, the Discount Period shall end on the next preceding Business Day and the calculation of the Discounted Amount shall be made accordingly.

            SECTION 4.03 Payments to the Agent. On each date on which this Agreement requires an amount to be paid by any of the Banks hereunder, such Bank shall make the same available to the Agent:

            (a) where such amount is denominated in US Dollars, by payment in US Dollars and in same day funds (or in such other funds as may for the time being be customary in Bangkok for the settlement in Bangkok of international banking transactions in US Dollars) to the Agent Bangkok Account (or such other account or bank as the Agent may have specified for this purpose); or

            (b) where such amount is denominated in Thai Baht, by payment in such currency and in immediately available, freely transferable, cleared funds to the Agent Bangkok Account (or such other account or bank as the Agent may have specified for this purpose).

            SECTION 4.04 Payments by the Agent. Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Section 4.03, a Bill of Exchange or a Guarantee shall be made available by the Agent to such other person (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

            SECTION 4.05 Notice to Banks. When the Agent receives a Request for a Payment, it shall promptly (and in no event later than two Business Days prior to the proposed Payment date) notify each of the Banks of the amount of the proposed Payment, the applicable Discount Rate, its participation in the Payment and the proposed Payment Date. Each Bank shall, subject to the provisions of this Agreement, make available to the Agent on the Payment Date its participation in the Payment pursuant to the provisions of Section 4.03.

            SECTION 4.06 Clawback. Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.01 On Signing. The Company represents and warrants so as to induce each of the Agent and the Banks to enter into this Agreement that, on the date hereof and thereafter during the currency of this Agreement:

            (a) That the Company(i) is a corporation duly organised, and validly existing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and licensed as a foreign corporation in each other jurisdiction in which it owns or has an interest in property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business substantially as now conducted and as proposed to be conducted. All of the outstanding share capital of the Company has been validly issued.

            (b) The execution, delivery and performance by the Company of this Agreement, each other Transaction Document and each Related Document to which it is or is to be a party, are within its corporate powers, have been duly authorised by all necessary corporate action, and do not (i) contravene its constitutive documents, (ii) violate any applicable law, or
      (iii) conflict with or result in the breach of, or constitute a default under, any agreement binding on or affecting the Company. The Company is not in violation of any applicable law or in breach of any such agreement, the violation or breach of which could have a Material Adverse Effect.

            (c) No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Company of this Agreement, any other Transaction Document or any Related Document to which it is or is to be a party, or (ii) the exercise by the Agent or the Banks of their rights under any Transaction Document except as have been obtained and are in force and effect.

            (d) This Agreement has been, and each other Transaction Document and each Related Document to which the Company is a party when delivered hereunder will have been, duly executed and delivered by it. This Agreement is, and each other Transaction Document and each Related Document to which the Company is a party when delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (e) The balance sheet of the Company as at 31 December, 1996 and the related statements of income and cash flows of the Company for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick Suthee Limited, independent public accountants, and the balance sheet of the Company as at 30 September 1997 and the related statements of income and cash flows of the Company for nine months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to the Agent, fairly present the financial condition of the Company as at such dates and the results of the operations of the Company for the periods ended on such dates, all in accordance with Thai generally accepted accounting principles applied on a consistent basis, and since 30 September, 1997 there has been no Material Adverse Change.

            (f) All information (other than the financial projections referred to in paragraph (g) below) that has been or will hereafter be made available by the Company or any of its representatives in connection with this Agreement or the transactions contemplated thereby to the Agent and/or the Banks is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. No information, exhibit or report (excluding any financial projections) furnished by the Company to the Agent and/or the Banks in connection with the negotiation of the Transaction Documents or pursuant to the terms of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.

            (g) All financial projections, if any, that have been or will be prepared by the Company or any of its representatives and made available to the Agent and/or the Banks in connection with this Agreement or the transactions contemplated thereby have been or will be prepared in good faith based upon reasonable assumptions.

            (h) There is no action, suit, investigation, litigation or proceeding affecting the Company, pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Transaction Document or any Related Document or the consummation of the transactions contemplated hereby.

            (i) The Company is not a party to any agreement or instrument or subject to any charter or corporate restriction that could have a Material Adverse Effect.

            (j) The Company has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (k) The Company is, individually and together with its Subsidiaries, Solvent.

                                   ARTICLE VI
                                   INDEMNITY

            SECTION 6.01 Indemnity. (a) The Company agrees to indemnify and hold harmless the Agent and each of the Banks and each of their respective affiliates and officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or the preparation for a defence of, any investigation, litigation or proceeding arising out of, related to or in connection with any Transaction Document or the transactions contemplated thereby, or any use made or proposed to be made with the proceeds thereof, whether or not such investigation, litigation or proceeding is brought by a Transaction Party, its shareholders or creditors or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent -jurisdiction to have resulted from such Indemnified Party's negligence or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its Subsidiaries or Affiliates or to the Company or its respective security holders or creditors arising out of, related to or in connection with this Agreement or the transactions contemplated thereby, except for direct, as opposed to consequential, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence, willful misconduct or failure to perform its obligations hereunder; and

            (b) the Company agrees to indemnify and hold harmless the Agent and each of the Banks from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of legal counsel to the Agent and each of the Banks) suffered or incurred by the Agent and the Banks or any of them as a result of any failure of any Transaction Document to be the legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, or any failure by any Transaction Party to perform its obligations in accordance with the terms of each Transaction Document to which it is a party.

            SECTION 6.02 Costs and Expenses. The Company agrees to pay on demand
(i) all costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, administration, modification and amendment of the Transaction Documents including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the fees and expenses of counsel for the Agent and the Banks with respect thereto, with respect to advising the Agent and the Banks as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Transaction Documents, with respect to negotiations with any Transaction Party or with other creditors of any Transaction Party or any of its Subsidiaries arising out of 'any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Banks in connection with the enforcement of the Transaction Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and the Banks with respect thereto).

            SECTION 6.03 Banks' Liabilities for Costs. If the Company fails to perform any of its obligations under this Article VI, each Bank shall, in the proportion borne by its Commitment to the aggregate of all Commitments indemnify the Agent against any loss incurred by the Agent as a result of such failure and the Company shall forthwith reimburse each Bank for any payment made by it pursuant to this Section 6.03.

            SECTION 6.04 Survival. Without prejudice to the survival of any other agreement of ..any Transaction Party hereunder or under any other Transaction Document, the agreements and obligations of the Company contained in
Article XI and this Article VI shall survive the payment in full of all amounts payable hereunder and under any of the other Transaction Documents.

                                  ARTICLE VII
                                   COVENANTS

            SECTION 7.01 Further Assurances. The Company unconditionally and irrevocably covenants with the Agent and each of the Banks that it shall, immediately on demand for such by the Agent, execute in favour of and deliver to the Agent and each of the Banks such further or other agreements, instruments, deeds or documents, and do such other things, as the Agent shall require to give effect to the provisions of this Agreement.

            SECTION 7.02 Affirmative Covenants. So long as any Bill of Exchange shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will:

            (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders including environmental laws and permits;

            (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, would by law become a encumbrance upon its property which is not otherwise permitted hereunder;

            (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence and all material rights (charter and statutory), permits, licenses, approvals, privileges and franchises;

            (e) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit the Agent to examine and make abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers or directors and with its independent certified public accountants;

            (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles in Thailand, quarterly reconciled with US GAAP;

            (g) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

            (h) Transactions with Affiliates. Conduct all transactions otherwise permitted under the Transaction Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Company than it would obtain in a comparable arm's-length transaction with a person not an Affiliate.

            SECTION 7.03 Negative Covenants. The Company unconditionally and irrevocably covenants with the Agent and each of the Banks that it shall not, without the prior written consent of the Majority Banks, change the nature of its business.

            SECTION 7.04 Reporting Requirements. So long as any Bill of Exchange shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will furnish to the Agent:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of any Event of Default, Potential Event of Default or any default in payment under the Senior Notes and the Senior Subordinated Notes or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Event of Default or Potential Event of Default and the action that the Company has taken and proposes to take with respect thereto.

            (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each quarter of each fiscal year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and a consolidated and consolidating statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated and consolidating statements of income and a consolidated and consolidating statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the most recent annual audit together with (i) a certificate of the chief financial officer of the Company stating that no Event of Default or Potential Event of Default has occurred and is continuing or if an Event of Default or Potential Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, and (ii) copies of any management discussion distributed to any of the shareholders.

            (c) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and a consolidated and consolidating statement of cash flows of the Company and its Subsidiaries for such fiscal year, accompanied as to such consolidated statements, by an opinion acceptable to the Agent of a firm of independent public accountants of recognised international standing acceptable to the Agent together with
      (A) a certificate of such accounting firm stating that, in the course of the regular audit of the business, such accounting firm has obtained no knowledge that a default has occurred and is continuing, (B) a certificate of the chief financial officer of the Company stating that no Event of Default or Potential Event of Default has occurred and is continuing or if an Event of Default or Potential Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, and (C) copies of any management discussion distributed to any of the shareholders; and no later than 15 days before the end of each fiscal year, forecasts, in form satisfactory to the Agent, on a monthly basis for the fiscal year following such fiscal year then ended and on an annual basis for each fiscal year thereafter until the Final Maturity Date.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

            SECTION 8.01 Events of Default. If any of the following events shall occur and be continuing:

            (a) any Thai Offtaker shall fail to make any payment under any Bill of Exchange, in each case when the same becomes due and payable and the Satisfactory Thai Guarantor shall fail to satisfy its obligations under the Guarantee issued by it in respect of such Bill of Exchange; or

            (b) any representation or warranty made by any Transaction Party (or any of its officers) under or in connection with any Transaction Document shall prove to have been incorrect in any material respect when made or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects; or

            (c) any Transaction Party shall fail to perform any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the date on which a responsible officer of the Company becomes aware of such failure; or

            (d) any indebtedness of any Transaction Party becomes due or capable of being declared due before its stated maturity or is not paid on maturity or on demand (if so payable), any guarantee or similar obligation of any Transaction Party is not discharged at maturity or when called or any Transaction Party goes into default under or commits a breach of any instrument or agreement relating to any such indebtedness or guarantee in the case of any Transaction Party other than the Company, in an amount in excess of US$1,000,000 individually or in the aggregate; or

            (e) any judgment or order for the payment of money in excess of $1,000,000 or its equivalent (to the extent not fully paid or discharged) shall be rendered against any Transaction Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (f) any non-monetary judgment or order shall be rendered against any Transaction Party that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) any provision of any Transaction Document shall for any reason cease to be legal, valid and binding on or enforceable against any Transaction Party being party to it, or any such Transaction Party shall so state in writing; or

            (h) the Company ceases to carry on its business or disposes of all or any substantial part of its business or assets or all or any substantial part of its assets is condemned, attached, seized or appropriated by any governmental authority or any action by any governmental authority is instituted to dissolve the Company or suspend its operations; or

            (i) there shall occur any Material Adverse Change; or

            (j) there shall occur a Change in Control; or

            (k) there shall occur any Insolvency Event affecting any Transaction Party; or

            (1) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Company or its share capital; or

            (m) the Government of Thailand or any competent authority thereof declares a moratorium on the payment of indebtedness by Thailand, any government agency or authority thereof or any Thai entity, or any moratorium occurs de facto, or Thailand ceases to be a member in good standing of the International Monetary Fund under the Articles of Agreement thereof, or the international monetary reserve of Thailand becomes subject to any encumbrance not created by operation of law and the effect of which materially impairs in any manner whatsoever, the ability of any Transaction Party to perform any of its obligations under any of the Transaction Documents,

            Then at once, or at any time thereafter, while such event is continuing and remains unremedied, the Agent may, and upon the request of the Majority Banks shall, by notice to the Company:

            (i) to the extent such event is attributable to the Company cancel the Commitments; or

            (ii) to the extent such event is attributable to a Thai Offtaker accepting a Bill of Exchange or a Satisfactory Thai Guarantor guaranteeing payment of such Bill of Exchange decline to make the Payment relating to such Bill of Exchange, and take any other action as is provided for in the Transaction Documents.

            SECTION 8.02 Notice. The Agent shall promptly thereafter notify the Company of the conclusive determination of the Majority Banks that an Event of Default has occurred which is attributable to a Thai Offtaker or a Satisfactory Thai Guarantor.

                                   ARTICLE IX
                                    SHARING

            SECTION 9.01 Redistribution of Payments. If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement [or any Bill of Exchange] by any Transaction Party for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

            (a) such Recovering Bank shall inform the Agent of such receipt or recovery and pay to the Agent an amount equal to such excess amount;

            (b) [(in the case of a relevant payment made under this Agreement)] there shall thereupon fall due from the relevant Transaction Party to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

            (c) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from the relevant Transaction Party in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto.

            SECTION 9.02 Repayable Recoveries. If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any Transaction Party becomes repayable and is repaid by such Recovering Bank, then:

            (a) each Bank which has received a share of such relevant sum by reason of the implementation of Section 9.01 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

            (b) there shall thereupon fall due from the relevant Transaction Party to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

                                   ARTICLE X
                                      FEES

            SECTION 10.01 Fees. (a) Commitment Fee. The Company shall pay to the Agent for the account of each Bank a commitment fee from the date hereof, in each case until the Final Maturity Date, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing March 31, 1998, and on the Final Maturity Date, at the following rates per annum on the average daily unused portion of each Bank's Commitment:

            (i)   Tranche A Facility - 1. 875 %; and

            (ii)  Tranche B Facility - 1. 125 %.

            (b) Arrangement, Facility, Agency and other Fees. The Company shall pay to the Agent for its own account the arrangement, facility, agency and other fees specified in the -letter of even date herewith from the Agent to the Company at the times, and in the amounts specified in such letter.

                                   ARTICLE XI
                                INCREASED COSTS

            SECTION 11.01 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) first imposed after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or of making, funding or maintaining Payments, then the Discount Rate shall be increased accordingly to compensate such Bank for such increased cost.

            (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) first imposed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such

Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitments hereunder then, the Discount Rate shall be increased accordingly to compensate such Bank for such increased cost.

            (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other governmental authority shall assert after the date hereof that it is unlawful, for the Agent or any Bank to perform its obligations hereunder, then, on notice thereof and demand therefor by the Agent or any Bank to the Company the obligation of the Agent or such Bank to make Payments shall be suspended until the Agent or such Bank shall notify the Company that it has determined that the circumstances causing such suspension no longer exist.

            SECTION 11.02 Taxes. (a) Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Agent and/or each of the Banks receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

            (b) In addition, the Company shall pay any present or future stamp, documentary, excise, property, VAT, goods and service tax or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise -with respect to this Agreement (hereinafter referred to as "Other Taxes").

            (c) The Company shall indemnify the Agent and each of the Banks for the full amount of Taxes and Other Taxes paid by the Agent and/or the Banks and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 14 days from the date of written demand therefor made by the Agent or any Bank or such shorter period as may be required by applicable law.

            (d) Within 14 days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to the Agent the original receipt of payment thereof or a certified copy of such receipt.

            SECTION 11.03 Certificates. A certificate of the Agent or the relevant Bank as to (a) the amount by which a the Discount Rate is to be increased under Section 11.01 or (b) the amount for the time being required to be paid by the Company under Section 11.02 shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the specified obligations of the Company.

                                  ARTICLE XII
                               AGENCY PROVISIONS

            SECTION 12.01 Appointment of the Agent. Each Bank hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to execute and deliver any and all certificates and other documents contemplated by any of the Transaction Documents and to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

            SECTION 12.02 Agent's Discretions. The Agent may:

            (a) assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (i) any representation made by any Transaction Party in connection herewith is true, (ii) no Event of Default or Potential Event of Default has occurred,
      (iii) no Transaction Party is in breach of or default under its obligations under the Transaction Documents and (iv) any right, power, authority or discretion vested herein upon the Majority Banks, the Banks or any other person or group of persons has not been exercised;

            (b) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

            (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

            (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Transaction Party upon a certificate signed by or on behalf of any Transaction Party;

            (e) rely upon any communication or document believed by it to be genuine;

            (f) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by the Majority Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

            (g) refrain from acting in accordance with any instructions of the Majority Banks to begin any legal action or proceeding arising out of or in connection with this Agreement or any other Transaction Party until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

            SECTION 12.03 Agent's Obligations. The Agent shall:

            (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from any Transaction Party hereunder;

            (b) promptly notify each Bank of the occurrence of any Event of Default or any default by any Transaction Party in the due performance of or compliance with its obligations under this Agreement of which the Agent has notice from any other party hereto;

            (c) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by the Majority Banks, which instructions shall be binding on all of the Banks; and

            (d) if so instructed by the Majority Banks, refrain from exercising any right, power or discretion vested in it as Agent hereunder.

            SECTION 12.04 Excluded Obligations. Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

            (a) be bound to enquire as to (i) whether or not any representation made by any Transaction Party in connection herewith is true, (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default, (iii) the performance by any Transaction Party of its obligations under any Transaction Document or (iv) any breach of or default by any Transaction Party of its obligations under any Transaction Document;

            (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

            (c) be bound to disclose to any other person any information relating to any Transaction Party or any of its agencies if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

            (d) be under any obligations other than those for which express provision is made herein.

            SECTION 12.05 Indemnification. Each Bank shall, from time to time on demand by the Agent or the Arranger, indemnify the Agent and the Arranger, in the proportion its Commitment bears to the Total Commitments at the time of such demand against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent or the Arranger may incur, otherwise than by reason of its own gross negligence or willful misconduct, in acting in its capacity as Agent or Arranger hereunder.

            SECTION 12.06 Exclusion of Liabilities. Neither the Agent nor the Arranger accepts any responsibility for the accuracy and/or completeness of information supplied by any Transaction Party in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and save in the case of its gross negligence or willful misconduct, neither Agent nor the Arranger shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement.

            SECTION 12.07 No Actions. Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Section 12.06.

            SECTION 12.08 Business with any Transaction Party. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Transaction Party.

             SECTION 12.09 Resignation. The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with -the succeeding provisions of this Article XII.

            SECTION 12.10 Successor Agent. If the Agent gives notice of its resignation pursuant to Clause 12.09, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by the Majority Banks during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself, provided that at all times the Agent under this Facility Agreement shall also be the Agent under the Offshore Facility Agreement.

            SECTION 12.11 Rights and Obligations. If a successor to the Agent is appointed under the provisions of Section 12.10, then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Article XII and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

            SECTION 12.12 Own Responsibility. It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of any Transaction Party and, accordingly, each Bank warrants to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent or the Arranger:

            (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Transaction Party in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent or the Arranger); or

            (b) to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Transaction Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Transaction Documents, any security to be constituted thereby on an other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement; or

            (c) to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Transaction Documents or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder; or

            (d) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Transaction Party.

            SECTION 12.13 Agency Division Separate. In acting as Agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Article XII, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

            SECTION 12.14 Confidential Information. Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Section 12.13, the Agent shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any Transaction Party to the Agent in its capacity as agent hereunder for the Banks and which is identified by any Transaction Party at the time it is so supplied as being confidential information, provided that the consent of the Company to such disclosure is hereby expressly given in relation to any information which in the opinion of the Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Agent and the Company.

            SECTION 12.15 Safe Custody. The Agent shall be at liberty to place any of the Transaction Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of the Transaction Documents for the time being in its possession in any safe deposit, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred.

            SECTION 12.16 Delegation. The Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Transaction Documents and such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and to such regulations as the Agent may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate.

                                  ARTICLE XIII
                           ASSIGNMENTS AND TRANSFERS

            SECTION 13.01 Binding Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

            SECTION 13.02 No Assignments and Transfers by the Company. The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

            SECTION 13.03 Assignments and Transfers by Banks. Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Section 13.05 all or any of its rights, benefits and obligations hereunder subject, in either case, to the consent of the Company such consent not to be unreasonably withheld which consent shall be deemed to have been given if no objection is made by the Company to any proposed assignment or transfer within 10 Business Days of the Company having notice thereof.

            SECTION 13.04 Assignments by Banks. If any Bank assigns all or any of its rights and benefits hereunder in accordance with Section 13.05, then, unless and until the assignee has agreed with the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

            SECTION 13.05 Transfers by Banks. If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in
Section 13.03, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

            (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Company and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Section 13.05 as "discharged rights and obligations");

            (b) the Company and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Company and such Transferee have assumed and/or acquired the same in place of the Company and such Bank;

            (c) the Agent, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

            (d) such Transferee shall become a party hereto as a "Bank"

            SECTION 13.06 Transfer Fees. On the date upon which a transfer takes effect pursuant to Section 13.05 the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of US$3,000.

            SECTION 13.07 Disclosure of Information. Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement or to its head office, other branches, regional offices and affiliated companies such information about the Company and any of its agencies as such Bank shall consider appropriate and the Company expressly consents to such disclosure.

                                  ARTICLE XIV
                                   AMENDMENTS

            SECTION 14.01 Amendment Procedures. The Agent, if it has the prior written consent of the Majority Banks, and the Company may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Banks and the Company. Provided that:

            (a) no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party;

            (b) without the prior written consent of all the Banks, no such amendment or waiver shall:

                  (i) amend or waive any provision of Article IX or this Article
            XIV;

                  (ii) reduce the proportion of any amount received or recovered
            (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Transaction Party hereunder to which any Bank is entitled;

                  (iii) change the principal amount of or currency of any
            Payment, or defer the Maturity Date of any Bill of Exchange;

                  (iv) change the Applicable Margin, change the Discount Rate, commitment fees or any other amount payable hereunder to all or any of the Agent and the Banks;

                  (v) defer the Final Maturity Date;

                  (vi) amend the definition of Majority Banks; or

                  (vii) amend any provision which contemplates the need for the consent or approval of all the Banks; and

            (c) notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

                  (i) amend or waive any provision of this Article XIV, Article
            VI or Article XII; or

                  (ii) otherwise amend or waive any of the Agent's rights
            hereunder or subject the Agent to any additional obligations hereunder.

            SECTION 14.02 Amendment Costs. If the Company requests any amendment or waiver in accordance with Section 14.01 then the Company shall, on demand of the Agent, reimburse the Agent and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred by the Agent and the Banks in responding to or complying with such request.

                                   ARTICLE XV
                                 MISCELLANEOUS

            SECTION 15.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 15.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile or telex communication) in the English language and mailed, faxed, telexed or delivered by an overnight courier of nationally recognised standing, if to the Company at the address of the Company at Chonburi Industrial Estate (Bowin) 358 Moo 6, Highway 331, Bowin, Sriracha, Chonburi 20230, Thailand, Attention: Chief Financial Officer, facsimile number (6638) 345375; if to the Agent at its address or at such other address as shall be designated by the Agent in a written notice to the other party. All such notices and communications shall, when mailed, faxed, telexed or sent by courier, be effective when deposited in the mails, transmitted by facsimile, confirmed by telex answer back or delivered to the overnight courier, respectively, except that notices and communications to the Agent pursuant to Article II or III shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 15.03 No Waiver; Remedies. No failure on the part of the Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 15.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Agent and each Bank is hereby authorised at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held or at any branch and other indebtedness at any time owing by the Agent, such Bank to or for the credit or the account of the any Transaction Party against any and all of the obligations of the that Transaction Party now or hereafter existing under this Agreement held by the Agent or such Bank irrespective of whether the Agent or such Bank shall have made any demand under this Agreement. The Agent and the Banks agree promptly to notify the Company after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and the Banks may have.

            SECTION 15.05 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 15.06 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the English courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and, subject to applicable laws, may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereby consents generally in respect of any proceeding to the giving of relief in connection with such proceeding including the making, enforcement or execution of any order or judgement which may be made or given in such proceeding. Nothing in this Agreement shall affect any right that the Agent or any of the Banks may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have on the ground of venue or forum non coveniens or any similar grounds.

            SECTION 15.07 Governing Law. This Agreement is governed by, and shall be construed in accordance with, the laws of England.

            SECTION 15.08 Service of Process. The Company shall at all times maintain an agent for service of process in England. Such agent shall be Law Debenture Trust Corporation p.l.c. of Princes House, 95 Gresham Street, London EC2V 7CY and any writ, judgement or other notice of legal process shall be sufficiently served on the Company if delivered to such agent at its address for the time being. The Company undertakes not to revoke the authority of the above agent and if, for any reason, such agent no longer serves as agent for the Company to receive service of process, the Company shall promptly appoint another such agent and advise the Agent thereof and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to the Company. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

                    ONSHORE BILL DISCOUNT FACILITY AGREEMENT

                                EXECUTION PAGES

THE COMPANY

NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED


By: /s/ John Schultes
   -------------------------------------
   Title: President/CEO

THE AGENT

BANQUE NATIONAL DE PARIS, LONDON BRANCH


By: /s/ Francois Van Den Baserl
   -------------------------------------
   Title: Country Manager

THE ARRANGER

BANQUE NATIONAL DE PAPJS, NEW YORK BRANCH


By: /s/ David A. Barcos
   -------------------------------------
   Title: Vice President

THE BANKS

BANQUE NATIONALE DE PARIS, SINGAPORE BRANCH


By: /s/ Peter Labrie                 By: /s/ Lim Beng Kooi
   -------------------------------      --------------------------------------
   Title: Deputy General Manager        Title: Senior Executive Vice President

                              CONDITIONS PRECEDENT

Part 1. Conditions Precedent to Initial Payment

(a) The Related Documents shall be in full force and effect;

(b) the amount of committed equity and debt financing shall be sufficient to meet the financing requirements of the Project and the other transactions contemplated by the Related Documents;

(c) the Agent is satisfied with the terms and conditions of the Related Documents; and

(d) the Agent is satisfied with the corporate and legal structure and capitalisation of the Company including the terms and conditions of the memorandum and articles of association and each class of share capital of the Company and of each agreement or instrument relating to such structure or capitalisation;

(e) the Agent is satisfied with the management of the Company;

(f) the Company shall have received at least US$440,000,000 in gross cash proceeds from the sale of the Senior Notes, the Senior Subordinated Notes and the Private Placement;

(g) the Equity Investors shall own not less than 24.8% of the issued and outstanding share capital of the Company;

(h) the Company and its existing lenders shall have executed an amendment, on terms acceptable to the Agent, to The Agreement of Financial Supporting dated September 27, 1996, between the Company and the ten lenders identified therein, waiving all defaults or Events of Default (as therein defined) which may have occurred or be continuing under such agreement or any defaults which may occur as a result of the transactions contemplated herein;

(i) the Company, the Agent and the Banks shall have received the approval of all local and national regulatory authorities which have jurisdiction as regards the ability of the Company, the Agent and the Banks to enter into this Agreement;

0) there shall exist no action, suit, investigation, litigation or proceeding affecting the Company pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Transaction Document, or the consummation of the transactions contemplated hereby and thereby;

(k) all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent and of local counsel to Agent and those contemplated by the letters dated 21 December 1997 and 26 February, 1998 between the Company and the Agent) shall have been paid;

(1) the Agent shall have received at least four Business Days before the day of the Initial Payment the following, each dated such day (unless otherwise specified) and in form and substance satisfactory to the Agent (unless otherwise specified):

      (i) certified copies of the resolutions of the Board of Directors of the Company, approving the execution, delivery and performance of this Agreement and each other Transaction Document which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each other Transaction Document;

      (ii) a power of attorney duly executed by the Authorised Directors on behalf of the Company appointing SDI Management Co. the duly authorised attorney of the Company for the purposes of this Agreement;

      (iii) a certificate of the Company, signed on behalf of the Company by two Authorised Directors, dated the date of the Initial Payment (the statements made in which certificate shall be true on and as of the date of the Initial Payment), certifying:

            (A) a true and correct copy of the memorandum and articles of association of the Company as in effect on the date of the Initial Payment;

            (B) that the Company is duly established and validly existing under the laws of Thailand and there is no outstanding proceeding for the dissolution or liquidation of the Company;

            (C) the completeness and accuracy of the representations and warranties contained in this Agreement as though made on and as of the date of the Initial Payment; and

            (D) the absence of any event occurring and continuing, or resulting from the Initial Payment, that constitutes an Event of Default or Potential Event of Default.

      (iv) an affidavit ("Nangsu Raprong") issued by the Partnerships and Companies Registration Office in Bangkok, Commercial Registration Department, Ministry of Commerce in Bangkok in respect of the Company certifying the Authorised Directors empowered to bind the Company;

      (v) a certificate of the Secretary of the Company and each other Transaction Party certifying the names and true signatures of the officers of such persons authorised to sign this Agreement and each other Transaction Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

      (vi) such financial, business and other information regarding the Company and each Transaction Party as the Agent shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, audited annual financial statements, interim financial statements, the pro forma balance sheet as to the Company and forecasts prepared by management, in form and substance satisfactory to the Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Payment and on an annual basis for each year thereafter until the Final Maturity Date;

      (vii) a letter, in form and substance satisfactory to the Agent, from the Company to its independent certified public accountants, advising such accountants that the Agent has been authorised to exercise all rights of the Company to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Company and directing such accountants to comply with any reasonable request of the agent for such information;

      (viii) a certified copy of the acceptance by an agent in England of its appointment as agent of the Company for the purpose of accepting service of process;

      (ix) the legal opinion of Chandler & Thong-Ek, Thai counsel to the Agent;

      (x) the legal opinion of Shearman & Sterling, counsel to the Agent;

      (xi) the legal opinion of White & Case, counsel to the Company;

      (xii) the legal opinion of White & Case, Thai counsel to the Company;

      (xiii) the written approval of the Bank of Thailand of the Transaction Documents and the transactions contemplated thereby. (xiv) evidence that the Company shall have appointed an agent for service of process in accordance with Section 15.08.

Part 2. Conditions Precedent to All Payments

(a) The following statements shall be true (and each of the giving of the applicable Request for Payment and the acceptance by the Company of the proceeds of such Payment shall constitute a representation and warranty by the Company that both on the date of such notice and on the Payment Date or issuance such statements are true):

      (i) the representations and warranties contained in this Agreement are true and correct on and as of such date, before and after giving effect to such Payment, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than such Payment, in which case as of such specific date;

      (ii) no event has occurred and is continuing, or would result from such Payment, that constitutes (a) an Event of Default under Section 8.01(a); or (b) any other Event of Default or Potential- Event of Default that is attributable to the Thai Offtaker accepting the Bill of Exchange to which the proposed Payment relates or a Satisfactory Thai Guarantor guaranteeing payment of such Bill of Exchange;

      (iii) there has been no Material Adverse Change affecting the Company on a consolidated basis since September 30, 1997; and

      (iv) the making of the proposed Payment would not require the Agent or any Bank to exceed any lending limits imposed under applicable law.

(b) the Agent shall have received the following documents:

      (i) a certificate of the Secretary/Authorised Director of the Company:
      (x), attesting to the fact that the Company is Solvent in the form of
      Exhibit 6; and (y) indicating that the Company shall have requested that a Thai bank provide funding in respect of the relevant Bill of Exchange and that such Thai bank shall have declined to do so;

      (ii) a certificate of the relevant Thai Offtaker in the form of Exhibit 5 accepted and agreed to by the Agent; and

      (iii) an accepted Bill of Exchange from the relevant Thai Offtaker or Thai Offtakers (which Thai Offtaker or Thai Offtakers shall each at that time be a Transaction Party and shall not have been removed by the Company in accordance herewith) together with the documents referred to in paragraph
      (1) of Part 1 above with each reference to the Company being construed as a reference to the relevant Thai Offtaker or Thai Offtakers;

      (iv) a Guarantee together with the documents referred to in paragraph (1) of Part 1 above with each reference to the Company being construed as a reference to the relevant Satisfactory Thai Guarantor; and

      (v) a legal opinion of Thai Counsel to the relevant Thai Offtaker and the Satisfactory Thai Guarantor.

(c) that the Management Agreement is in full force and effect on substantially the same terms and conditions as at the date hereof; and

(d) such other approvals, opinions or documents as the Agent may reasonably request.

                                                                      Appendix 2

                                  COMMITMENTS
                                                            Tranche B
Bank                          Tranche A Facility            Facility
----                          ------------------            --------
Banque Nationale de Paris       US$15,000,000

                                                                       Exhibit 1

                          FORM OF REQUEST FOR PAYMENT

From: Nakornthai Strip Mill Public Company Limited

To:   [The Agent]

Dated:


Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Onshore Bill Discount Facility Agreement") dated March 12,1998 and made between the Company, the Agent and the Banks. Terms defined in the Onshore Bill Discount Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Onshore Bill Discount Facility Agreement and on [date of proposed Payment], we wish to obtain a Payment [identify Tranche] upon the terms and subject to the conditions contained therein representing the Discounted Amount of a Bill of Exchange bearing identification no. [ ] with a Face Amount of [ I drawn upon and accepted by [ ] and payable [30/60 days after drawing].

3. We confirm that, at the date hereof; (i) the representations set out in
Article V of the Facility Agreement are true; (ii) no Event of Default under
Section 8.01(a) has occurred; and (iii) no other Event of Default or Potential Event of Default has occurred and is attributable to a Thai Offtaker accepting the Bill of Exchange to which such Payment relates or a Satisfactory Thai Guarantor guaranteeing the payment of such Bill of Exchange.

4. The proceeds of this Payment should be credited to the Revenue Account.


                                             Yours faithfully


                                            ...................

                                           for and on behalf of
                                        Nakornthai Strip Mill Public
                                             Company Limited

                                                                       Exhibit 2
                            FORM OF BILL OF EXCHANGE

NSM ("Drawer")
Bangkok

Date: [      ]

To:   [Thai Offtaker] ("Acceptor")

You are directed to pay to [the Agent] (on behalf of and for the account of the Banks) ("Payee") or is order on the date ("Maturity Date") which is [30/601 [adjust for non-Business Days] days after the above date the sum of [ ], value received.

Such amount shall be paid to the account of the Agent maintained at [Bangkok] in same day .funds on the Maturity Date.

Any and all payments by the Acceptor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Acceptor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Payee (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Acceptor shall make such deductions and (iii) the Acceptor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

This Bill of Exchange is governed by and shall be construed in accordance with the laws of England.

Signed                             (Drawer)
------

Accepted payable                  (Acceptor)

                                                                       Exhibit 3

                        FORM OF GUARANTEE AND INDEMNITY

THIS DEED OF GUARANTEE is made the [ I day of [ ], 199[ 1

 BETWEEN:

(1)   [Satisfactory Thai Guarantor] (the "Guarantor"); and

(2) [ - ] (the "Agent" for and on behalf of itself and the Banks (as defined in the Agreement).


                                 W H E R E A S


(A) Nakornthai Strip Mill Public Company Limited (the "Company") has entered into an onshore bill discount facility agreement (the "Agreement") with Banque Nationale de Paris as agent and arranger and the banks identified therein (the "Banks").

(B) On the terms and subject to the conditions of the Agreement the Banks have agreed to make payments to the Company upon receipt by the Agent of bills of exchange accepted by a Thai Offtaker (the "Principal").

(C) It is a condition precedent to the obligation of the Banks to make such payments that a Satisfactory Thai Guarantor shall have executed this Guarantee.

(D) The Company has presented to the Agent a Bill of Exchange dated _________ with a Face Amount of ________ accepted by the Principal (the "Accepted Bill of Exchange").

NOW THEREFORE it is agreed:

1. Interpretation

Terms defined (or used) in the Agreement shall have the same meaning where used herein. The rules of construction contained in Section 1.02 of the Agreement shall apply hereto.

2. Guarantee

The Guarantor:

      (i) guarantees to the Agent and the Banks as a primary obligation the due and punctual observance and performance by the Principal of its obligations under the

            Accepted Bill of Exchange and promises to pay to the Agent from time to time on demand all sums from time to time due and payable (but unpaid) by the Principal to the Agent and the Banks or any of them under or pursuant to the Accepted Bill of Exchange or on account of any breach thereof; and

      (ii) agrees as a primary obligation to indemnify the Agent and the Banks from time to time on demand from and against any loss incurred by the Agent and the Banks or any of them as a result of any of the obligations of the Principal under the Accepted Bill of Exchange being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Agent and the Banks or any of them, the amount of such loss being the amount which the Agent and the Banks would otherwise have been entitled to recover from the Principal.

3 Preservation of Rights

3.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Agent and the Banks or any of them may at any time hold in respect of any of the Principal's obligations under the Accepted Bill of Exchange.

3.2 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Agent and the Banks or any of them by the Accepted Bill of Exchange or by law shall be discharged, impaired or otherwise affected by:

            (i) the winding-up, dissolution, administration or reorganisation of the Principal or any change in its status, function, control or ownership;

            (ii) any of the obligations of the Principal under the Accepted Bill of Exchange or under any other security relating to the Accepted Bill of Exchange being or becoming illegal, invalid, unenforceable or ineffective in any respect;

            (iii) time or other indulgence being granted or agreed to be granted to the Principal in respect of its obligations under the Accepted Bill of Exchange, the Agreement or under any other document;

            (iv) any amendment to, or any variation, waiver or release of any obligation of the Principal under the Accepted Bill of Exchange, the Agreement or under any other document;

            (v) any failure to take, or fully to take, any security contemplated by the Accepted Bill of Exchange or otherwise agreed to be taken ' in respect of the Principal's obligations under the Accepted Bill of Exchange;

            (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any such security or taken in respect of the Principal's obligations under the Accepted Bill of Exchange; or

            (vii) any other act, event or omission which, but for this Clause
                  3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Agents and the Banks or any of them by the Accepted Bill of Exchange or by law.

3.3 Any settlement or discharge given by the Agent and the Banks or any of them to the Guarantor in respect of the Guarantor's obligations hereunder or any other agreement reached between the Agent and the Banks or any of them and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Agent or the -Banks or any of them gave the Guarantor that settlement or discharge or entered into that Agreement is subsequently avoided by or in pursuance of any provision of law.

3.4 Neither the Agent nor the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor hereby or by law:

            (i)   to make any demand of the Principal;

            (ii) to take any action or obtain judgment in any court against the Principal;

            (iii) to make or file any claim or proof in a winding-up or dissolution of the Principal; or

            (iv) to enforce or seek to enforce any security taken in respect of any of the obligations of the Principal under the Accepted Bill of Exchange.

3.5 The Guarantor agrees that, so long as any amounts are or may be owed by the Principal under the Accepted Bill of Exchange or the Principal is under any actual or contingent obligations under the Accepted Bill of Exchange, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations hereunder:

            (i)   to be indemnified by the Principal;

            (ii) to claim any contribution from any other guarantor of the Principal's obligations under the Accepted Bill of Exchange; and/or

            (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agent or the Banks or any of them under the Accepted Bill of Exchange or of any other security taken pursuant to, or in connection with, the Accepted Bill of Exchange by the Agent and the Banks or any of them.

4. Representations and Warranties

The Guarantor represents that:

      (i) it is duly incorporated in Thailand and has power to enter into and perform this Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

      (ii) the execution, delivery and performance of this Guarantee will not contravene any law or regulation to which this Guarantor is subject or any provision of the Guarantor's memorandum and articles of association and all governmental or other consents requisite for such execution, delivery and performance are in full force and effect;

      (iii) no obligation of the Guarantor is secured by, and the execution, delivery and performance of this Guarantee will not result in the existence of or oblige the Guarantor to create, any mortgage, charge, pledge, encumbrance or other encumbrance over any present or future revenues or assets of the Guarantor;

      (iv) the execution, delivery and performance of this Guarantee will not cause the Guarantor to be in breach of or default under any agreement binding on it or any of its assets and no material litigation or administrative proceeding before, by or of any court or governmental authority is pending or (so far as the Guarantor knows) threatened against it or any of its assets;

      (v) no Event of Default or Potential Event of Default has occurred and is continuing; and

      (vi) in any proceedings taken in relation to this Guarantee, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

5. Payments

5.1 Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Agent and/or each of the Banks receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

5.2 The Guarantor shall indemnify the Agent and each of the Banks for the full amount of Taxes paid by the Agent and/or the Banks and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 14 days from the date of written demand therefor made by the Agent or any Bank or such shorter period as may be required by applicable law.

5.3 Within 14 days after the date of any payment of Taxes, the Guarantor shall furnish to the Agent the original receipt of payment thereof or a certified copy of such receipt.

6. Reporting

The Guarantor will furnish to the Agent as soon as they become available copies of its audited financial statements and such additional financial or other information as the Agent may from time to time reasonably request.

7. Currency of Account

Moneys received or recovered by the Agent or the Banks or any of them from the Guarantor in a currency other than that in which the said sums are due and payable under or pursuant to the Accepted Bill of Exchange or under Clause 2(ii) hereof shall be converted into the latter currency at the rate at which the recipient would have sold the latter currency for the former at the opening of business on the latest day before the receipt or recovery on which the recipient quoted generally a rate of exchange for such a sale.

8. Continuing Security

The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Principal under the Accepted Bill of Exchange and shall continue in full force and effect until final payment in full of all amounts owing by the Principal thereunder and total satisfaction of all the Principal's actual and contingent obligations thereunder.

9. Set-Off

The Agent and the Banks or any of them may at any time combine any account in their books in the name of the Guarantor (at whatever branch and in whatever currency denominated) with any other such account.

10. Notices

Any demand to be made by the Agent hereunder may be made at the principal place of business of the Guarantor for the time being.

11. No Assignment

The Guarantor shall not be entitled to assign or transfer all or any of its rights or obligations hereunder.

12. Governing Law

This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the jurisdiction of the English Courts.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and is intended to be and is hereby delivered on the date the day and year first above written.


THE COMMON SEAL OF
[Satisfactory Thai Guarantor]
[Common Seal]
was hereunto affixed in
the presence of
 ....................... Director
 ....................... Director

                                                                       Exhibit 4

                          FORM OF TRANSFER CERTIFICATE

To:[            ]

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Agreement") dated [ ] 199[ ] whereby an onshore bill discount facility was made available to [ ] by a group of banks on whose behalf [Banque Nationale de Paris] acted as agent in connection therewith.

1. Terms defined in the Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee, Bank's Participation and Amount Transferred are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Agreement and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Bank's Participation) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Section
13.05 of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Company or for the performance and observance by the Company of any of its obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Company or any other party to the Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

1. Bank:

2. Transferee:

3. Transfer Date:

4. Bank's Participation:

5. Amount Transferred:                       Currencies

[Transferor Bank]                         [Transferee Bank]

By:                                       By:

Date:                                     Date:

                      Administrative Details of Transferee

Address:

Contact Name:

Account for Payments:

Telex:

[Fax:]

Telephone:

                                                                       Exhibit 5

                          CERTIFICATE OF THAI OFFTAKER

To:   [Agent]                                  Date: [       ]
      [Address]

Re: Onshore Bill Discount Facility Agreement (the "Agreement") dated [ ], 1998 and entered into between Nakornthai Strip Mill Public Company Limited ("the Company"), Banque Nationale de Paris (the "Agent") and the Banks identified therein

We understand that it is a condition that is a condition precedent to the obligation of the Banks under the Agreement to make a Payment that this confirmation be given by us to the Agent. Terms defined in the Agreement have the same meaning where used herein.

We confirm that, at the date hereof, the representations and warranties set out below are true .and acknowledge that the Agent and the Banks shall be making a Payment to the Company in reliance on these representations and warranties:

1. Status and Due Authorisation. We have power to accept the Bill of Exchange in respect of which the confirmation is given and to exercise its rights and perform its obligations thereunder and all action required to authorise its acceptance of the Bill of Exchange and its performance of its obligations hereunder has been duly taken.

2. No Deductions or Withholding. Under the laws of Thailand in force at the date hereof, we will not be required to make any deduction or withholding from any payment it may make hereunder.

3 Claims Pari Passu. Under the laws of Thailand in force at the date hereof, the claims of the Agent and the Banks against us under the Bill of Exchange will rank at least pari passu with the claims of all our other unsecured creditors.

4. No Immunity. In any proceedings taken in Thailand in relation to the Bill of Exchange, we will not be entitled to claim for ourselves or any of our assets immunity from suit, execution, attachment or other legal process.

5. Governing Law and Judgments. In any proceedings taken in Thailand in relation to the Bill of Exchange, the choice of English law as the governing law of the Bill of Exchange and any judgment obtained in England will, subject to applicable laws, be recognised and enforced.

6. Validity and Admissibility in Evidence. All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable us lawfully to enter into, exercise our rights under and perform and comply with the obligations expressed to be assumed by us in the Bill of Exchange, (b) to ensure that the obligations expressed to be assumed by us in the Bill of Exchange are legal, valid and binding and (c) to make the Bill of Exchange admissible in evidence in Thailand have been done, fulfilled and performed.

7. No filing or Stamp Taxes. Under the laws of Thailand in force at the date hereof, it is not necessary that the Bill of Exchange be filed, recorded or enrolled with any court or other authority in [ ] or that any stamp, registration or similar tax be paid on or in relation to the Bill of Exchange.

8. Binding Obligations. The obligations expressed to be assumed by us in the Bill of Exchange are legal and valid obligations binding on it in accordance with the terms hereof.

Any and all payments under the relevant Bill of Exchange shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If we are required by law to -deduct any Taxes from or in respect of any sum payable thereunder to the Payee (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) we shall make such deductions and (iii) we shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.


----------------------------------
for and on behalf of
[Thai Offtaker]
Name:
Title:


----------------------------------
agreed and accepted by [the Agent]
for and on behalf of
itself, the Arranger and the Banks

                                                                       Exhibit 6

                             CERTIFICATE OF COMPANY

To:   [Agent]                                        Date: [ [Address]

Re: Onshore Bill Discount Facility Agreement (the "Agreement") dated [ ], 1998 and entered into between Nakornthai Strip Mill Public Company Limited ("the Company"), Banque Nationale de Paris (the "Agent") and the Banks identified therein

We understand that it is a condition precedent to the obligations of the Banks under the Agreement to make a Payment that this confirmation be given by us to the Agent.

Terms defined in the Agreement have the same meanings where used herein.

We confirm that, as of the date hereof, the Company is, individually and together with its Subsidiaries, Solvent.

We confirm that we have requested the following Thai banks to provide funding in respect of Bill(s) of Exchange dated _________ with Face Amount __________ and that such banks have declined to provide such funding [details of Thai banks]. We attach a copy of the relevant correspondence with such banks.


----------------------------------
Authorised Director
for and on behalf of
Nakornthai Strip Mill
Public Company Limited

EXHIBITS

Exhibit 1 Form of Request for Payment

Exhibit 2 Form of Bill of Exchange 4

Exhibit 3 Form of Guarantee and Indemnity

Exhibit 4 Form of Transfer Certificate

Exhibit 5 Certificate of Thai Offtaker

Exhibit 6 Certificate of Company